Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
November 4, 2021	212-460-4111

CON EDISON REPORTS 2021 THIRD QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2021 third quarter net income for common stock of $538 million or $1.52 a share compared with $493 million or $1.47 a share in the 2020 third quarter. Adjusted earnings were $499 million or $1.41 a share in the 2021 period compared with $495 million or $1.48 a share in the 2020 period. Adjusted earnings and adjusted earnings per share in the 2021 and 2020 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain renewable and sustainable electric production projects of Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) and the net mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market effects of the Clean Energy Businesses.
For the first nine months of 2021, net income for common stock was $1,122 million or $3.23 a share compared with $1,058 million or $3.17 a share in the first nine months of 2020. Adjusted earnings were $1,174 million or $3.39 a share in the 2021 period compared with $1,147 million or $3.43 a share in the 2020 period. Adjusted earnings and adjusted earnings per share in the 2021 period exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach Gas Services LLC (Stagecoach) and the loss from the sale of a renewable electric production project. Adjusted earnings and adjusted earnings per share in the 2021 and 2020 periods exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric production projects of the Clean Energy Businesses and the net mark-to-market effects of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market effects of the Clean Energy Businesses.

"Our energy systems delivered world class reliability this summer. In response to several storm events and heat waves, our team efficiently restored affected customers and are managing the costs of these efforts,” said Timothy P. Cawley, the president and chief executive of Con Edison. “Protecting our customers from climate change makes our forward-looking approach, integrated planning, and robust investments more critical than ever. Meanwhile, we continue to lead the transition to a clean energy future, evidenced during the quarter by our solicitation for large energy storage projects which will allow our customers to maximize the benefits of renewable energy.”

For the year of 2021, Con Edison reaffirmed its previous forecast of adjusted earnings per share to be in the range of $4.15 to $4.35 per share. Adjusted earnings per share exclude the impact of the impairment losses related to Con Edison's investment in Stagecoach ($(0.43) a share after-tax), the loss from the sale of a renewable electric production project ($(0.01) a share after-tax), the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric production projects of the Clean Energy Businesses (approximately $0.31 a share after-tax), the related tax impact of such HLBV accounting on the parent company (approximately $(0.03) a share), the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and nine months ended September 30, 2021 and 2020. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and nine months ended September 30, 2021 compared to the 2020 period.

The company's 2021 Third Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A third quarter 2021 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

-more-

CON EDISON REPORTS 2021 THIRD QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment losses related to Con Edison's investment in Stagecoach, the loss from the sale of a renewable electric production project, the effects of the Clean Energy Businesses' HLBV accounting for tax equity investors in certain renewable and sustainable electric production projects and mark-to-market accounting and only for the 2021 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

-more-

CON EDISON REPORTS 2021 THIRD QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $12 billion in annual revenues and $63 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile-area in southeastern New York State and northern New Jersey; Con Edison Clean Energy Businesses, Inc., the second-largest producer of solar electric production projects in North America, which, through its subsidiaries develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and through its subsidiaries invests in electric transmission projects supporting its parent company’s effort to transition to clean, renewable energy. Con Edison Transmission manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

# # #

Attachment A

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2021	2020	2021	2020	2021	2020	2021	2020
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$1.52	$1.47	$538	$493	$3.23	$3.17	$1,122	$1,058

Loss from sale of a renewable electric production project (pre-tax)	—	—	—	—	0.01	—	4	—
Income taxes (a)	—	—	—	—	—	—	(1)	—
Loss from sale of a renewable electric production project (net of tax)	—	—	—	—	0.01	—	3	—
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	—	0.61	—	211	—
Income taxes (b)	—	—	—	—	(0.18)	—	(64)	—
Impairment loss related to investment in Stagecoach (net of tax)	—	—	—	—	0.43	—	147	—
HLBV effects (pre-tax)	(0.20)	0.03	(69)	9	(0.33)	0.11	(115)	38
Income taxes (c)	0.06	(0.01)	21	(2)	0.10	(0.03)	35	(9)
HLBV effects (net of tax)	(0.14)	0.02	(48)	7	(0.23)	0.08	(80)	29
Net mark-to-market effects (pre-tax)	0.04	(0.01)	13	(7)	(0.08)	0.25	(26)	80
Income taxes (d)	(0.01)	—	(4)	2	0.03	(0.07)	8	(20)
Net mark-to-market effects (net of tax)	0.03	(0.01)	9	(5)	(0.05)	0.18	(18)	60

Adjusted earnings and adjusted earnings per share (non-GAAP basis)	$1.41	$1.48	$499	$495	$3.39	$3.43	$1,174	$1,147
(a)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three and nine months ended September 30, 2021.
(b)The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three and nine months ended September 30, 2021.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three and nine months ended September 30, 2021 and a combined federal and state income tax rate of 22% and 24% for the three and nine months ended September 30, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 periods exclude the tax impact on the parent company of HLBV accounting ($4 million and $0.01 for the three months ended September 30, 2021, respectively, and $7 million and $0.02 for the nine months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 periods do not exclude the tax impact on the parent company of HLBV accounting (($1) million and $0.00 for the three months ended September 30, 2020, respectively, and ($2) million and ($0.01) for the nine months ended September 30, 2020, respectively) of the Clean Energy Businesses.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the three and nine months ended September 30, 2021, respectively, and a combined federal and state income tax rate of 29% and 25% for the three and nine months ended September 30, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 periods exclude the tax impact on the parent company of the mark-to-market effects (immaterial for the three months ended September 30, 2021 and $2 million and $0.01 for the nine months ended September 30, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 periods do not exclude the tax impact on the parent company of the mark-to-market effects (immaterial for the three months ended September 30, 2020, and ($5) million and ($0.01) for the nine months ended September 30, 2020, respectively) of the Clean Energy Businesses.

Attachment B

Variation for the Three Months Ended September 30, 2021 vs. 2020
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$21	$0.06
Lower healthcare costs	5	0.02
Lower stock based compensation costs	5	0.01
Uncollected late payment charges and certain other fees associated with COVID-19	4	0.01
Higher uncollectibles written off and increase to reserve for uncollectibles, net of deferrals (that began in the third quarter of 2020) for uncollectibles associated with the Coronavirus Disease (COVID-19) pandemic	(18)	(0.05)
Higher storm-related costs	(3)	(0.01)
Dilutive effect of stock issuances	—	(0.07)
Other	(1)	0.01
Total CECONY	13	(0.02)
O&R (a)
Higher storm-related costs	(4)	(0.01)
Other	3	—
Total O&R	(1)	(0.01)
Clean Energy Businesses
HLBV effects	59	0.17
Net mark-to-market effects	(14)	(0.04)
Dilutive effect of stock issuances	—	(0.02)
Other	5	0.02
Total Clean Energy Businesses	50	0.13
Con Edison Transmission
Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline	(11)	(0.03)
Other	(3)	(0.01)
Total Con Edison Transmission	(14)	(0.04)
Other, including parent company expenses
HLBV effects	(4)	(0.01)
Other	1	—
Total Other, including parent company expenses	(3)	(0.01)
Total Reported (GAAP basis)	45	0.05
HLBV effects	(55)	(0.16)
Net mark-to-market effects	14	0.04
Total Adjusted (non-GAAP basis)	$4	$(0.07)
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

Attachment C

Variation for the Nine Months Ended September 30, 2021 vs. 2020
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$34	$0.10
Higher gas rate base	24	0.07
Weather impact on steam revenues	15	0.05
Lower incremental costs associated with the COVID-19 pandemic	8	0.02
Lower stock based compensation costs	3	0.01
Estimated food and medicine spoilage claims related to outages caused by Tropical Storm Isaias in 2020	4	0.01
Higher costs related to heat and storm-related events	(29)	(0.09)
Uncollected late payment charges and certain other fees associated with the COVID-19 pandemic	(7)	(0.02)
Higher uncollectibles written off and increase to reserve for uncollectibles, net of deferrals (that began in the third quarter of 2020) for uncollectibles associated with the COVID-19 pandemic	(2)	(0.01)
Dilutive effect of stock issuances	—	(0.11)
Other	(2)	0.01
Total CECONY	48	0.04
O&R (a)
Higher storm-related costs	(8)	(0.02)
Other	4	—
Total O&R	(4)	(0.02)
Clean Energy Businesses
Higher revenues	155	0.47
HLBV effects	116	0.33
Net mark-to-market effects	80	0.24
Gain on sale of a renewable electric project	4	0.01
Higher operations and maintenance expenses	(134)	(0.40)
Loss from sale of a renewable electric production project	(3)	(0.01)
Dilutive effect of stock issuances	—	(0.02)
Other	(3)	(0.01)
Total Clean Energy Businesses	215	0.61
Con Edison Transmission
Impairment losses on Stagecoach	(153)	(0.44)
Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline	(33)	(0.10)
Other	2	—
Total Con Edison Transmission	(184)	(0.54)
Other, including parent company expenses
HLBV effects	(7)	(0.02)
Net mark-to-market effects	(2)	(0.01)
Impairment tax benefits on Stagecoach	6	0.01
Other	(8)	(0.01)
Total Other, including parent company expenses	(11)	(0.03)
Total Reported (GAAP basis)	64	0.06
Impairment losses related to investment in Stagecoach	147	0.43
Loss from sale of a renewable electric production project	3	0.01
HLBV effects	(109)	(0.31)
Net mark-to-market effects	(78)	(0.23)
Total Adjusted (non-GAAP basis)	$27	$(0.04)
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

+